Exhibit 5.1
Brown, Winick, Graves, Gross,
Baskerville and Schoenebaum, P.L.C.
ATTORNEYS AT LAW
666 GRAND AVENUE, SUITE 2000
DES MOINES, IOWA 50309-2510
TELEPHONE: (515) 242-2400
FACSIMILE: (515) 283-0231
URL: www.ialawyers.com
Offices in:
  West Des Moines, Iowa
  Pella, Iowa
Richard W. Baskerville
Bruce Graves
Steven C. Schoenebaum
Harold N. Schneebeck
Paul D. Hietbrink
William C. Brown
Richard K. Updegraff
Paul E. Carey
Douglas E. Gross
John D. Hunter
James H. Gilliam
Robert D. Andeweg
Alice Eastman Helle
Michael R. Blaser
Thomas D. Johnson
Christopher R. Sackett
Sean P. Moore
Nancy S. Boyd
James L. Pray
Brenton D. Soderstrum
Michael D. Treinen
Scott L. Long
Ronni F. Begleiter
Miranda L. Hughes
Kelly D. Hamborg
William E. Hanigan
Mary A. Ericson
Barbara B. Burnett
Michael J. Green
Michael A. Dee
Danielle Dixon Smid
Brian P. Rickert
Valerie D. Bandstra
Ann Holden Kendell
Alexander M. Johnson
James S. Niblock
Rebecca A. Brommel
Mark E. Roth
Tina R. Thompson
Brian M. Green
Dustin D. Smith
Catherine C. Cownie
Erick D. Prohs
Laura N. Martino
Amy R. Piepmeier
Elizabeth A. Coonan
Britney L. Schnathorst
Sara L. Keenan
Rebecca A. Reisinger
Patents and Trademarks
  G. Brian Pingel
  Camille L. Urban
  Adam W. Jones
Walter R. Brown (1921-2000)
WRITER’S DIRECT DIAL NO.
          (515) 242-2459
WRITER’S DIRECT FAX NO.
          (515) 323-8559
WRITER’S E-MAIL ADDRESS
     bandstra@ialawyers.com
October 7, 2005
Board of Directors
E Energy Adams, LLC
510 Main St.
P.O. Box 49
Adams, NE 68301
Re: 2005 Registration Statement on Form SB-2
Dear Directors:
In connection with the proposed offer and sale of up to 5,810 units of the membership interests (the “Membership Units”) of E Energy Adams, LLC (the “Company”), we have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:
1.	The Company’s Articles of Organization;

2.	The Company’s Operating Agreement;

3.	The Company’s resolutions of the Board of Directors authorizing the issuance of units;

4.	The Company’s Registration Statement on Form SB-2, as filed by the Company on October 7, 2005 with the United States Securities and Exchange Commission; and

5.	The Company’s Form of Subscription Agreement for the purchase of Membership Units offered pursuant to the Registration Statement.
In rendering our opinions, with the consent of the Company, we have relied upon: (i) the representations of the Company and other representatives as set forth in the aforementioned documents as to those factual matters that we were unable to ascertain ourselves; and (ii)

October 5, 2005

certificates and assurances from public officials as we have deemed necessary for purposes of expressing the opinions expressed herein. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company and its members and representatives in the foregoing documents or in such certificates, and we have relied upon such information and representations in expressing our opinions.
We have assumed in rendering these opinions that no person or party has taken any action inconsistent with the terms of the above-described documents or prohibited by law. We have confirmed that no attorney in this office who has provided legal services within the past six months has notice or knowledge of any misstatements or inaccuracies in the representations upon which we have relied.
The opinions expressed herein shall be effective as of the date of effectiveness of the Company’s Registration Statement. The opinions set forth herein are based upon existing law and regulations, all of which are subject to change prospectively and retroactively. Our opinions are based on the facts and the above documents as they exist on the date of this letter, and we assume no obligation to revise or supplement such opinions as to future changes of law or fact. This opinion letter is limited to the matters stated herein and no opinions are to be implied or inferred beyond the matters expressly stated herein.
Based on our examination and inquiry, we are of the opinion that, the Membership Units will be validly issued, duly authorized, fully paid, and non-assessable when issued and sold in the manner referred to in the Registration Statement and under the applicable subscription agreement(s), provided that the Registration Statement is effective.

Very truly yours,

Valerie D. Bandstra